Exhibit 99.1

Press Release

FreightCar America, Inc. Announces New $35 Million Asset-Based Lending Credit Facility

Expanded credit facility enhances borrowing capacity and reduces cost of capital

Further enhances financial flexibility and ability to support growth strategy

CHICAGO, February 18, 2025 -- FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer and supplier of railroad freight cars, railcar parts and components, today closed a new Asset-Based Lending (“ABL”) credit facility with Bank of America. The new ABL credit agreement will provide FreightCar America with a $35 million revolving credit facility and be used to optimize working capital needs and improve financial flexibility.

Highlights

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The Company secured a new $35 million ABL credit facility with Bank of America
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New facility structured with a maturity of 4 years and 9 months from the closing date
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Provides a lower interest rate of SOFR + 175, reducing credit facility borrowing costs by approximately 35% compared to the Company’s previous ABL credit facility
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The facility will provide financial flexibility to support ongoing growth and strategic initiatives

Michael Riordan, Chief Financial Officer of FreightCar America, commented, “We are excited to partner with Bank of America to announce the closing of a new ABL revolving credit facility. This agreement marks another important step in our comprehensive refinancing efforts, which enhances our ability to manage working capital needs and optimize our borrowing costs.”

For additional information about the Company’s update, please refer to the Company’s Form 8-K filed today with the Securities and Exchange Commission.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release contains statements relating to our expected financial performance, financial condition, and/or future business prospects, events and/or plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse economic and market conditions, including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials, including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion; delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings; potential unexpected changes in laws, rules, and regulatory requirements, including tariffs and trade barriers; and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Investor Contact	RAILIR@Riveron.com

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